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                                                                 EXHIBIT (14)(B)

                               CONSENT OF COUNSEL

    We hereby consent to the use of our name and to the references to our Firm included in the Registration Statement on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940, respectively. However, this action does not constitute a consent under Section 7 of the Securities Act of 1933, because we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under
Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                                /s/ DRINKER BIDDLE & REATH

                                          --------------------------------------
                                                  DRINKER BIDDLE & REATH

Philadelphia, Pennsylvania
February 27, 1996